EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:                                                   Case No. 04-22350 (ASH)
Footstar, Inc., et al.                                   Jointly Administered
November 2005 Monthly Operating Report




                     NOVEMBER 2005 MONTHLY OPERATING REPORT
       FOR THE FOUR WEEK PERIOD FROM OCTOBER 30, 2005 TO NOVEMBER 26, 2005

DEBTORS' ADDRESS:          Footstar, Inc.
                           933 MacArthur Blvd.
                           Mahwah, NJ 07430

DEBTORS' ATTORNEY:         Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, N.Y. 10153



REPORT PREPARER:           Footstar, Inc., a debtor-in-possession


The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.


/s/ Richard L. Robbins
-------------------------------
Richard L. Robbins
Senior Vice President of
Financial Reporting and Control

                              Date: January 4, 2006

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:                                                   Case No. 04-22350 (ASH)
Footstar, Inc., et al.                                   Jointly Administered
November 2005 Monthly Operating Report



                                TABLE OF CONTENTS




                                                                      Page
                                                                      ----

Condensed Consolidated Balance Sheet                                    3

Condensed Consolidated Statements of Operations                         4

Condensed Consolidated Statements of Cash Flows                         5

Notes to Condensed Consolidated Financial Statements                    6


Schedules:

Schedule 1:  Condensed Consolidating Balance Sheet                     16

Schedule 2:  Condensed Consolidating Statement of Operations           17

Schedule 3:  Total Disbursements by Debtor Entity                      18

Schedule 4:  Additional Information                                    19
              o        Cash Summary
              o        Accounts Receivable Aging Summary
              o        Summary of Unpaid Post-Petition Accounts Payable
              o        Summary of Taxes Payable

Schedule 5:  Certifications                                            21

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:                                                   Case No. 04-22350 (ASH)
Footstar, Inc., et al.                                      Jointly Administered
November 2005 Monthly Operating Report



                     FOOTSTAR, INC. AND SUBSIDIARY COMPANIES
                             (Debtor-In-Possession)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                November 26, 2005
                                   (Unaudited)
                    (amounts in millions, except share data)




ASSETS
------
Current Assets:
     Cash and cash equivalents                                   $       162.6
     Amounts due from retail sales                                        19.5
     Accounts receivable, net                                              3.9
     Inventories                                                         102.8
     Prepaid expenses and other current assets                            26.7
                                                                 --------------
Total current assets                                                     315.5

     Property and equipment, net                                          29.6
     Intangible assets, net                                                9.5
     Deferred charges and other assets                                     1.9
                                                                 --------------
Total Assets                                                     $       356.5
                                                                 ==============

LIABILITIES and SHAREHOLDERS' EQUITY
------------------------------------
Liabilities Not Subject To Compromise:
     Accounts payable                                            $        65.1
     Accrued expenses                                                     33.6
     Taxes payable                                                        12.7
     Liabilities of discontinued operations                                7.0
Liabilities subject to compromise:
     Secured liabilities                                                   7.1
     Unsecured liabilities                                               143.2
                                                                 --------------
Total current liabilities                                                268.7

Long-term liabilities                                                     36.1
Amount due under Kmart Settlement                                          5.5
                                                                 --------------
Total Liabilities                                                        310.3
                                                                 --------------

Shareholders' Equity:
     Common stock $.0l par value: 100,000,000 shares
     authorized, 31,084,647 shares issued                                  0.3
     Additional paid-in capital                                          342.9
     Treasury stock: 10,711,569 shares at cost                          (310.6)
     Unearned compensation                                                (0.2)
     Retained earnings                                                    13.8
                                                                 --------------
Total Shareholders' Equity                                                46.2
                                                                 --------------
Total Liabilities and Shareholders' Equity                       $       356.5
                                                                 ==============

See accompanying notes to condensed consolidated financial statements.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:                                                   Case No. 04-22350 (ASH)
Footstar, Inc., et al.                                      Jointly Administered
November 2005 Monthly Operating Report


                     FOOTSTAR, INC. AND SUBSIDIARY COMPANIES
                             (Debtor-In-Possession)
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            For The Period From October 30, 2005 To November 26, 2005
                         and Cumulative Filing to Date
                                   (Unaudited)
                              (amounts in millions)

                                                                                 Month of          Cumulative
                                                                                 November         Filing to Date
                                                                               --------------    ----------------
Net sales                                                                      $        64.1     $       1,323.9
Cost of sales                                                                           43.4               894.0
                                                                               --------------    ----------------
     Gross profit                                                                       20.7               429.9

Store operating, selling, general and administrative expenses                           13.8               367.2
Loss on Kmart Settlement                                                                   -                 6.3
Depreciation and amortization                                                            1.6                26.0
Other income                                                                               -                (9.2)
Interest expense                                                                         0.6                12.0
                                                                               --------------    ----------------
     Income before reorganization items                                                  4.7                27.6
                                                                               --------------    ----------------

Reorganization items:
   Store and distribution center closing and related asset impairment costs                -                29.1
   Gain on settlement of bankruptcy claims                                                 -                (0.7)
   Interest income                                                                      (0.5)               (6.0)
   Professional fees                                                                     1.1                34.5
                                                                               --------------    ----------------
     Total reorganization items                                                          0.6                56.9
                                                                               --------------    ----------------

     Income (loss) before income taxes, minority interests
     and discontinued operations                                                         4.1               (29.3)
Provision for income taxes                                                               0.3                 1.8
                                                                               --------------    ----------------
     Income (loss) before minority interests and discontinued operations                 3.8               (31.1)

Minority interests in net loss of subsidiaries                                             -                 9.5
Gain (loss) from discontinued operations                                                 0.1               (59.3)
Gain from disposal of Athletic Segment                                                     -                21.9
                                                                               --------------    ----------------

     Net income (loss)                                                         $         3.9     $         (59.0)
                                                                               ==============    ================

See accompanying notes to condensed consolidated financial statements.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:                                                   Case No. 04-22350 (ASH)
Footstar, Inc., et al.                                      Jointly Administered
November 2005 Monthly Operating Report


                     FOOTSTAR, INC. AND SUBSIDIARY COMPANIES
                             (Debtor-In-Possession)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
            For The Period From October 30, 2005 To November 26, 2005
                         and Cumulative Filing to Date
                                   (Unaudited)
                              (amounts in millions)

                                                                  Month of          Cumulative
                                                                  November         Filing to Date
                                                               --------------     ----------------

Net cash provided by operating activities                      $         7.5      $          66.3
                                                               --------------     ----------------

Cash flows (used in) provided by investing activities:
    Additions to property and equipment                                 (0.2)                (3.9)
    Proceeds from sale of furniture and equipment                          -                  0.6
    Net proceeds from sale of Distribution Centers                         -                 46.7
    Proceeds from sale of Shoe Zone                                        -                  5.4
    Proceeds from sale of Athletic Division                                -                237.7
                                                               --------------     ----------------
Net cash (used in) provided by investing activities                     (0.2)               286.5
                                                               --------------     ----------------

Cash flows used in financing activities:
    Repayments on notes payable                                            -               (207.1)
    Other                                                                  -                 (0.2)
                                                               --------------     ----------------

Net cash used in financing activities                                      -               (207.3)
                                                               --------------     ----------------

Net increase in cash and cash equivalents                                7.3                145.5
Cash and cash equivalents, beginning of period                         155.3                 17.1
                                                               --------------     ----------------

Cash and cash equivalents, end of period                       $       162.6      $         162.6
                                                               ==============     ================

See accompanying notes to condensed consolidated financial statements.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:                                                   Case No. 04-22350 (ASH)
Footstar, Inc., et al.                                      Jointly Administered
November 2005 Monthly Operating Report


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.   THE COMPANY

Footstar, Inc., which may be referred to as "Footstar", the "Company", "we", "us", or "our" is principally a retailer conducting business through its Meldisco Segment and, prior to its sale of certain stores to certain affiliates of Foot Locker, Inc. ("Foot Locker") on May 2, 2004 and the closing of underperforming stores, its Athletic Segment. The Meldisco Segment sells family footwear through licensed footwear departments and wholesale arrangements. The Athletic Segment sold athletic footwear and apparel through various retail chains (for example, Footaction and Just For Feet), and via catalogs and the Internet.

2.   BANKRUPTCY FILING

On March 2, 2004 ("Petition Date"), Footstar and most of its subsidiaries (collectively, the "Debtors") filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code ("Bankruptcy Code" or "Chapter 11") in the United States Bankruptcy Court for the Southern District of New York in White Plains ("Court"). The Chapter 11 cases are being jointly administered under the caption "In re: Footstar, Inc., et al. Case No. 04-22350 (ASH)" (the "Chapter 11 cases"). The Debtors are currently operating their business and managing their properties as debtors-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code. As a debtor-in-possession, we are authorized to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the approval of the Court, on notice and an opportunity to be heard.

We sought bankruptcy protection after we determined we could not obtain necessary liquidity from our lending syndicate or additional debt or equity financing. This decline in liquidity primarily resulted from unprofitable results in the Athletic Segment, a reduction in trade credit by certain Athletic vendors, unprofitable results of operations from recent acquisitions and the effect of the Kmart Corporation ("Kmart") bankruptcy. Other factors included intense competition in the discount retailing industry, unsuccessful sales and marketing initiatives and capital market volatility.

Since the Petition Date, we have exited the Athletic Segment entirely by closing certain underperforming stores and selling the remainder of the stores and the other assets. The exiting of our Athletic Segment has been accounted for as discontinued operations in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long Lived Assets" ("SFAS No. 144").

In the initial stages of the Chapter 11 cases, we sought to streamline our Meldisco business by selling or exiting selected stores. As a result of our continued analysis of our businesses, we sold or liquidated all of our Shoe Zone stores. We also exited the footwear departments in 44 Gordmans, Inc. stores and the footwear departments in 87 stores operated by subsidiaries of Federated Department Stores, Inc. As we determined that the disposition of these stores met the requirements of SFAS No. 144, the results of operations for these stores have been accounted for as discontinued operations.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:                                                   Case No. 04-22350 (ASH)
Footstar, Inc., et al.                                      Jointly Administered
November 2005 Monthly Operating Report

We have sold other assets, including our distribution centers in Mira Loma, California ("Mira Loma") in July 2004 and Gaffney, South Carolina in September 2004. The purchaser of Mira Loma, Thrifty Oil Co. has leased Mira Loma to FMI International LLC, a logistics provider, which will provide us with warehousing and distribution services through June 30, 2012 under a receiving, warehousing and distribution services agreement.

Under the Bankruptcy Code, we have the ability to reject executory contracts, and unexpired leases, subject to the approval of the Court and certain other conditions. Parties affected by the rejection of a contract or lease may file claims against us in the Court in accordance with the Bankruptcy Code. We expect that as a result of the rejection of certain executory contracts, including leases of nonresidential real property, additional claims will be filed. Under the Bankruptcy Code, we may choose to assume executory contracts subject to the approval of the Court and certain other conditions, including our payment or "cure" of all outstanding liabilities thereunder. We expect that the assumption of certain executory contracts and unexpired leases may convert liabilities currently shown on our consolidated financial statements as subject to compromise into non-contingent, post-petition liabilities. Due to the uncertain nature of many of the potential claims, which have been or may be asserted against us, we are unable to project the total magnitude of such claims with certainty. We have incurred, and will continue to incur, significant costs associated with the Chapter 11 cases. In order to exit Chapter 11 successfully, we will need to obtain Court confirmation of a Chapter 11 plan that satisfies the requirements of the Bankruptcy Code.

On November 12, 2004, we filed a proposed joint plan of reorganization with the Court. On July 2, 2005, we entered into a settlement agreement with Kmart (the "Kmart Settlement"), which provides for, among other things, the consensual assumption of the Master Agreement between the Company and Kmart, as Amended (the "Amended Master Agreement"). See Note 6. On October 28, 2005 we filed an amended plan with the Court (the "October 2005 Plan"). The October 2005 Plan provided for a reorganization of the Company and cash distributions to creditors and will be subject to a vote by eligible ballot holders. The October 2005 Plan also provides for some flexibility in the timing of its confirmation and our emergence from bankruptcy. The October 2005 Plan provided that creditors in the bankruptcy will be paid in full, with interest at the federal judgment interest rate of 1.23%. The Creditors' Committee believed, however, that this interest rate was insufficient, and accordingly, sought to terminate the Debtors' exclusivity periods and have the Bankruptcy Court fix a higher rate of postpetition interest. On November 23, 2005, the Bankruptcy Court terminated the Debtors' exclusivity periods, but reserved judgment on the appropriate rate of postpetition interest. Since termination of the exclusivity periods, the Debtors, the Creditors' Committee and the Equity Committee agreed to the terms

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:                                                   Case No. 04-22350 (ASH)
Footstar, Inc., et al.                                      Jointly Administered
November 2005 Monthly Operating Report

of a consensual plan of reorganization, including a postpetition interest rate for unsecured claims at 4.25% per annum and to the filing on December 5, 2005, of further amendments to the October 2005 Plan to reflect such agreement (the "Amended Plan"). As such, the Company recorded additional interest expense in the month ending October 29, 2005 in the amount of approximately $6.0 million, of which $4.3 million is included in discontinued operations. A condition precedent to emergence under the Amended Plan is that the postpetition credit facility shall have converted to the Exit Facility and such facility shall be in full force and effect.

3.   BASIS OF PRESENTATION

This Monthly Operating Report ("MOR") has been prepared in accordance with the provisions of Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"). Pursuant to SOP 90-7, our pre-petition liabilities that are subject to compromise are reported separately in the accompanying condensed consolidated balance sheet as an estimate of the amount that will ultimately be allowed by the Court. SOP 90-7 also requires separate reporting of certain expenses, realized gains and losses and provisions for losses related to the bankruptcy filing as reorganization items. We are in the process of reconciling our pre-and post-petition liabilities, and such amounts are subject to reclassification in future consolidated monthly operating reports. See Note 7.

We report our operating results on a fiscal monthly reporting period based on a 4-4-5 week convention. The month of November results reflect a four week period. Certain information and footnote disclosures required by accounting principles generally accepted in the United States of America have been condensed or omitted for purposes of this MOR. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of expenses during the reporting period. Actual results could differ from those estimates, and such differences could be material. This MOR has not been audited or reviewed by independent accountants. For the foregoing reasons, the Company cautions readers not to place undue reliance upon the information contained in this MOR.

The unaudited condensed consolidated financial statements contained herein have been prepared in accordance with generally accepted accounting principles applicable to a going concern, and do not purport to reflect or to provide all of the possible consequences of the ongoing Chapter 11 cases. Specifically, the unaudited condensed consolidated financial statements do not present the amounts which will ultimately be paid to settle liabilities and contingencies, which may be required in the Chapter 11 reorganization.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:                                                   Case No. 04-22350 (ASH)
Footstar, Inc., et al.                                      Jointly Administered
November 2005 Monthly Operating Report

This MOR contains unaudited information for all periods, which is subject to further review and potential adjustments and which may be different from those that will be included in our reports pursuant to the Securities Exchange Act of 1934, upon filing of such reports. Accordingly, the substance and format of this MOR may not allow for meaningful comparison with our publicly disclosed consolidated financial statements. Because of the ongoing nature of the Chapter 11 cases, the outcome of which is not presently determinable, the unaudited condensed consolidated financial statements contained herein are subject to material uncertainties and may not be indicative of our future operations or financial position. No assurance can be given that we will be successful in reorganizing our affairs within the Chapter 11 bankruptcy proceedings.

4.   THE AMENDED AND RESTATED DIP AND EXIT CREDIT FACILITY

Effective March 4, 2004, we entered into a two year, $300.0 million senior secured Debtor-in-Possession Credit Agreement ("DIP Credit Agreement") with a syndicate of lenders co-led by Fleet National Bank ("Fleet") and GECC Capital Markets Group, Inc. The DIP Credit Agreement was subsequently amended and restated, which, among other things, provided for post-emergence financing and reduced the amount of lending commitments available while operating as debtor-in-possession to $100.0 million, including a sub-limit for letters of credit (the "DIP and Exit Facility").

Pursuant to the DIP and Exit Facility, upon emergence from Chapter 11 and subject to the satisfaction of certain conditions, we have the option to convert the DIP and Exit Facility to post-emergence financing which would provide us with up to $100.0 million in revolving commitments, including a $40.0 million sub-limit for letters of credit. Some of the conditions to be satisfied prior to emergence from Chapter 11 include the absence of any default or event of default, confirmation of the Plan (in form and substance satisfactory to the agent banks) and occurrence of all conditions related thereto and our delivery of forward looking projections for a period of twelve months from the emergence date satisfactory to the agent banks demonstrating specified excess availability levels during such period. Loans under the DIP and Exit Facility bear interest at out option, at either Fleet's prime rate plus 0.0% to 0.5% or LIBOR plus 1.75% to 2.50%, with the applicable margin based on quarterly excess availability levels. A quarterly fee of 0.3% per annum is payable on the unutilized portion of the commitments. Availability under the DIP and Exit Facility is determined by a borrowing base formula based upon certain advance rates on accounts receivable and inventory.

As of November 18, 2005, we further amended the DIP and Exit Facility, subject to approval of the bankruptcy court ("the Amended Exit Facility"). This amendment modifies only certain terms and conditions related to the exit portion of the DIP and Exit Facility. Debtor-in-possession financing continues to be provided under the DIP and Exit Facility through the earlier of consummation of the Plan or October 31, 2006. The Amended Exit Facility then becomes effective upon consummation of the Plan (and satisfaction of specified conditions) and matures on the earlier to occur of (a) November 30, 2008 and (b) thirty days prior to the termination of the Amended and Restated Master Agreement. Prior to the amendment, the maturity date of the exit portion of the DIP and Exit Facility was the earlier of (a) thirty-six months after the Company's emergence from chapter 11 and (b) March 4, 2009.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:                                                   Case No. 04-22350 (ASH)
Footstar, Inc., et al.                                      Jointly Administered
November 2005 Monthly Operating Report

In addition the Amended Exit Facility reflects, among other things, an increase in certain advance rates used in the calculation of the borrowing base which would provide the Company with incremental liquidity during the first twelve months following our emergence from Chapter 11. The amount of excess availability the Company is required to maintain was reduced for the same twelve month period, under the Amended Exit Facility, from an amount equal to 10% of the borrowing base to an amount equal to 5% of the borrowing base.

The DIP and Exit Facility continues to be (and the Amended Exit Facility will be) secured by substantially all of the assets of the Company and contains various affirmative and negative covenants, representations, warranties and events of default to which we are subject, including certain financial covenants and restrictions such as limitations on additional indebtedness, other liens, dividends, stock repurchases and capital expenditures. After our emergence from Chapter 11, if excess availability falls below 20% of the borrowing base, we will be subject to a fixed charge coverage covenant. Also included are representations and warranties, that, on an ongoing basis, there are no material adverse events affecting our business, operations, property, assets, or condition, and that the Amended and Restated Master Agreement is in full force and effect and not in default. A failure by us to satisfy any of the covenants, representations or warranties would result in default under the DIP and Exit Facility or the Amended Exit Facility.

As of November 26, 2005, there were no loans outstanding under the DIP and Exit Facility and outstanding letters of credit thereunder totaled $16.6 million. Letters of credit reduce the availability under the DIP and Exit Facility and the Amended Exit Facility.


5.   DISCONTINUED OPERATIONS

As part of our initial restructuring plans, after filing for Chapter 11 we closed 166 underperforming stores within the Athletic Segment; all 88 Just For Feet stores, 75 Footaction stores; and three Uprise stores. As we determined that the disposition of the Athletic Segment met the requirements of SFAS No. 144, the results of operations for the Athletic Segment have been accounted for as discontinued operations.

With respect to the leases related to these stores (and several additional leases related to the Meldisco business), we employed a group led by Abacus Advisors Group LLC to mitigate potential lease rejection damage claims arising thereunder. The aggregate potential landlord claims for these 175 leases was estimated to be $76.8 million prior to mitigation. As of November 26, 2005, we have mitigated $19.2 million of potential claims, resulting in a potential net obligation to landlord creditors of approximately $57.6 million. Of this amount, $4.8 million has been paid through November 26, 2005 resulting in a remaining potential liability of $52.8 million, which is included as part of "Liabilities subject to compromise - Unsecured liabilities" in the condensed consolidated balance sheet.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:                                                   Case No. 04-22350 (ASH)
Footstar, Inc., et al.                                      Jointly Administered
November 2005 Monthly Operating Report

On April 21, 2004, we received Court approval to sell to Foot Locker 349 of the remaining Footaction stores (including all lease rights and inventory at these stores), along with the remaining inventory from the other four remaining Footaction stores. Effective May 2, 2004, these assets were sold to Foot Locker for $225.0 million in cash, subject to adjustment. Approximately $13.0 million of the sale price was placed in escrow with respect to 14 store locations that were leased on a month-to-month basis.

During the year following the closing of the sale, if Foot Locker entered into a new lease for any of these store locations, the escrow amount related to that location was paid to us. The escrow amount related to any location for which Foot Locker had not entered into a new lease within one year after the closing was paid to Foot Locker, thereby reducing the purchase price by such amount. Footlocker has entered into new leases for 12 of the above-mentioned 14 store locations and one store location had been leased by the landlord to a third party. As such, $10.0 million of the above-mentioned $13.0 million escrow amount has been released to us and approximately $3.0 million has been released to Foot Locker.

In the initial stages of the Chapter 11 cases, we sought to streamline our Meldisco business by selling or exiting selected stores. As a result of our continued analysis of our businesses, we sold or liquidated all of our Shoe Zone stores. We also exited the footwear departments in 44 Gordmans, Inc. stores and the footwear departments in 87 stores operated by subsidiaries of Federated Department Stores, Inc. As we determined that the disposition of these stores met the requirements of SFAS No.144, the results of operations for these stores have been accounted for as discontinued operations.

6.   SIGNIFICANT KMART RELATIONSHIP

The business relationship between Meldisco and Kmart is extremely important to us. The licensed footwear departments in Kmart comprise substantially all of our sales and profits.

On July 2, 2005, the Company and Kmart entered into the Kmart Settlement and thereafter the Amended Master Agreement which dictates the structure of our relationship with Kmart. The Kmart Settlement will result in the orderly liquidation of our Kmart business no later than the end of December 2008. Under the Master Agreement before amendment, the Company and Kmart had formed in excess of 1,500 Shoemart Corporations in which we had a 51% ownership interest and Kmart had a 49% ownership interest, other than 23 of the Shoemart Corporations which were wholly-owned by us.

The Kmart Settlement provided that Kmart's equity interests in the Shoemart Corporations be extinguished effective January 2, 2005, and accordingly, Kmart does not share in the profits or losses of those entities for fiscal 2005 or subsequent years. The Kmart Settlement fixed the cure amount with respect to our assumption of the Amended Master Agreement at $45.0 million, which was paid on August 26, 2005. Effective January 2, 2005, we are required to pay Kmart 14.625% of the gross sales of the footwear departments, in lieu of the fees and dividends required under the Master Agreement. We made payments to Kmart of

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:                                                   Case No. 04-22350 (ASH)
Footstar, Inc., et al.                                      Jointly Administered
November 2005 Monthly Operating Report

$15.5 million based on the revised percent of gross sales due under the Amended Master Agreement for the period beginning January 2, 2005 through August 27, 2005. Effective August 25, 2005, we are required to pay Kmart a revised miscellaneous expense fee of $23,500 per open store per year. The Amended Master Agreement expires at the end of 2008 at which time Kmart is obligated to purchase our Shoemart inventory (but not our brands) at book value, as defined, to allow for an orderly wind down of the Shoemart business.

We and Kmart each have the right to terminate the Amended Master Agreement early if the gross sales of the footwear departments are less than $550.0 million in any year, provided that such gross sales minimum will be reduced by $0.4 million for each store that is closed or converted after August 25, 2005. Four stores have been closed or converted subsequent to August 25, 2005. The Company also has the unilateral right to terminate the Amended Master Agreement if either (i) the number of Kmart stores is less than 900 or (ii) the gross sales of the footwear departments in any consecutive quarters are less than $450.0 million. In the event of any such termination, Kmart is obligated to purchase all of the inventory (including inventory that is on order but excluding inventory that is damaged and unsaleable and seasonal inventory, as defined) for an amount equal to the book value of the inventory, as defined.

Under the Amended Master Agreement, Kmart has the right to terminate our licenses to operate shoe departments in up to 550 Kmart stores during the remaining term of the Amended Master Agreement by disposing of, closing or converting those stores. The number of such terminations per year is capped at 85 in 2005, 150 in 2006 and 160 in each of 2007 and 2008, with any unused cap carried over to the following year. In 2005, 61 stores have been disposed of, closed or converted. For each store that is disposed of, closed or converted, Kmart must purchase all of our in-store inventory (excluding inventory that is damaged and unsaleable and seasonal inventory, as defined) at book value, as defined. In addition, to the extent Kmart exceeds the annual cap or the 550 aggregate limit, Kmart must pay us a non-refundable stipulated loss value per store equal to $100,000 for terminations occurring in 2005, $60,000 for terminations occurring in 2006, $40,000 for terminations occurring in 2007 and $20,000 for terminations occurring in 2008. A termination of the entire Amended Master Agreement in accordance with its terms does not trigger a stipulated loss value payment.

The Amended Master Agreement sets forth the parties' obligations with respect to staffing and advertising. Specifically, we must spend at least 10% of gross sales in the footwear departments on staffing costs, as defined, for the stores and we must schedule the staffing in each store at a minimum of 40 hours per week. In addition, Kmart is required to allocate at least 52 weekend newspaper advertising insert pages per year to our products.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:                                                   Case No. 04-22350 (ASH)
Footstar, Inc., et al.                                      Jointly Administered
November 2005 Monthly Operating Report

Kmart will have a capital claim against us in the amount of $11,000 for each store that is an existing store, as defined, on August 25, 2005, which is generally payable by us to Kmart at the time a store is disposed of, closes or converts to another retail format in accordance with the 550 store limitation described above. However, upon the expiration of the Amended Master Agreement or upon early termination of that agreement other than as a result of our breach, all capital claims not yet due and payable will be waived for any remaining stores. If the Amended Master Agreement is terminated as a result of our breach, capital claims for remaining stores will not be waived and will become immediately due and payable.

7.   LIABILITIES SUBJECT TO COMPROMISE

In our condensed consolidated balance sheet, the caption "Liabilities subject to compromise" reflects our current estimate of the amount of pre-petition claims that are subject to restructuring in the Chapter 11 cases. These have been categorized as "Secured liabilities" and "Unsecured liabilities". Pursuant to Court orders, we have been authorized to pay certain pre-petition operating liabilities incurred in the ordinary course of business and reject certain of our pre-petition obligations. We have notified all known pre-petition creditors of the establishment of a bar date by which creditors must file a proof of claim, which bar date has now passed for all creditors. Differences between liability amounts recorded by us and claims filed by creditors are being reconciled and, if necessary, the Court will make a final determination of allowable claims. We continue to evaluate the amount of our pre-petition liabilities on an ongoing basis and recognize any additional liabilities, which may be material. As a result, "Liabilities subject to compromise" is subject to change.

8.   LEGAL PROCEEDINGS

Prior to our November 13, 2002 announcement that management had discovered discrepancies in the reporting of our accounts payable balances, we notified the Staff of the SEC concerning the discovery of the accounting discrepancies. Following that notification, the SEC began an enforcement proceeding captioned, In the Matter of Footstar, Inc., MNY-7122, including an investigation into the facts and circumstances giving rise to the discrepancies. On November 25, 2003, the SEC issued a Formal Order authorizing an investigation and empowering certain members of the SEC staff to take actions in the course of the investigation, including requiring testimony and the production of documents. We cannot predict the outcome of the proceeding.

On or about March 3, 2005, a first amended complaint was filed against us in the U.S. District Court for the District of Oregon, captioned Adidas America, Inc. and Adidas-Solomon AG v. Kmart Corporation and Footstar, Inc. The first amended complaint seeks injunctive relief and unspecified monetary damages for trademark infringement, trademark dilution, unfair competition, deceptive trade practices and breach of contract arising out of our use of four stripes as a design element on footwear which Adidas alleges infringes on its registered three stripe trademark. While it is too early in the litigation to predict the outcome of the claims against us, we believe that we have meritorious defenses to the claims asserted by Adidas and have filed an answer denying the allegations as well as a summary judgment motion seeking to dismiss a majority of the allegations.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:                                                   Case No. 04-22350 (ASH)
Footstar, Inc., et al.                                      Jointly Administered
November 2005 Monthly Operating Report

9.   REORGANIZATION ITEMS - PROFESSIONAL FEES

Professional fees associated with the reorganization, including trustee fees and bankruptcy related services, total $1.1 million and $45.0 million for the current period and filing to date period, respectively. Of this amount, $0.0 million and $10.5 million for the current period and filing to date period, respectively, are included in loss from discontinued operations.

10.  INCOME TAXES

We have established a valuation allowance for substantially all of our deferred tax assets since after considering the information available, it was determined that it is more likely than not that the deferred tax assets would not be realized.

Although the Kmart Settlement was effective as of January 2, 2005, the effective date for tax purposes is August 25, 2005, the date the Kmart Settlement was approved by the Court. As a result, two tax periods are required for fiscal 2005. Due to the minority interests in each Shoemart store for the period January 2, 2005 through August 25, 2005, for tax purposes we cannot file a consolidated federal tax return. As losses from stores cannot be offset against profits from other stores, this has resulted in an unusually high tax liability for the current fiscal year.

The Kmart Settlement allows us, effective August 25, 2005, to include all subsidiaries in the consolidated tax group thereby allowing us to utilize a portion of our net operating losses going forward, subject to profitability and certain limitations.

A summary of all federal, state and local tax liabilities (both pre and post-petition), is included in "Schedule 4 - Summary of Taxes Payable".

11.  ACTUARIAL DETERMINED LIABILITIES

We maintain liabilities for various retirement programs for eligible employees. The related liabilities under these programs are estimated using certain actuarially determined assumptions. They may require adjustments in future periods when such assumptions are updated.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:                                                   Case No. 04-22350 (ASH)
Footstar, Inc., et al.                                      Jointly Administered
November 2005 Monthly Operating Report

12.  INTANGIBLE ASSETS

The Company has concluded that the Cobbie Cuddlers tradename no longer has an indefinite life pending the expiration of the Kmart Agreement and expected orderly wind down of the Shoemart business by December 2008. As such, the tradename will be amortized through December 2008, the expected useful life. Accordingly, the Company has recorded amortization expense of approximately $0.8 million in the current period.

13.  CONSOLIDATING SCHEDULES

The Condensed Consolidating reports included as Schedules 1 and 2 reflect the related balance sheets and statements of operations for our reportable segments. Consolidating elimination entries, where applicable, have been included. Certain liabilities included in the Corporate Segment may be related to the Meldisco and Athletic Segments and will be allocated in future periods. We allocate various expenses among these operating segments and adjustments, if any, will be reflected in future periods.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:                                                   Case No. 04-22350 (ASH)
Footstar, Inc., et al.                                      Jointly Administered
November 2005 Monthly Operating Report


                     FOOTSTAR, INC. AND SUBSIDIARY COMPANIES
                             (Debtor-In-Possession)
                      CONDENSED CONSOLIDATING BALANCE SHEET
                                   (Unaudited)
                              (amounts in millions)
                                November 26, 2005

                                                                                                         SCHEDULE 1

                                                          Athletic        Meldisco
                                                          Division        Division      Corporate         Total
                                                         ------------    -----------    ------------   ------------
ASSETS
------
Current Assets:
    Cash and cash equivalents                            $      (1.0)    $    163.1     $       0.5    $     162.6
    Amounts due from retail sales                                  -           19.5               -           19.5
    Accounts receivable, net                                       -            3.5             0.4            3.9
    Inventories                                                    -          106.2            (3.4)         102.8
    Prepaid expenses and other current assets                    0.1           24.2             2.4           26.7
    Intercompany                                               232.0          335.0          (567.0)             -
                                                         ------------    -----------    ------------   ------------
Total current assets                                           231.1          651.5          (567.1)         315.5

    Property and equipment, net                                    -           29.6               -           29.6
    Intangible assets, net                                         -              -             9.5            9.5
    Deferred charges and other assets                              -            1.9               -            1.9
                                                         ------------    -----------    ------------   ------------
Total Assets                                             $     231.1     $    683.0     $    (557.6)   $     356.5
                                                         ============    ===========    ============   ============

LIABILITIES and SHAREHOLDERS' EQUITY
------------------------------------
Liabilities Not Subject To Compromise:
    Accounts payable                                     $         -     $     66.5     $      (1.4)   $      65.1
    Accrued expenses                                               -           34.2            (0.6)          33.6
    Taxes payable                                                  -            5.8             6.9           12.7
    Liabilities of discontinued operations                       7.0              -               -            7.0
Liabilities subject to compromise:
    Secured liabilities                                            -            7.1               -            7.1
    Unsecured liabilities                                      109.0           27.1             7.1          143.2
                                                         ------------    -----------    ------------   ------------
Total current liabilities                                      116.0          140.7            12.0          268.7

Long-term liabilities                                              -           36.1               -           36.1
Amount due under Kmart Settlement                                  -            5.5               -            5.5
                                                         ------------    -----------    ------------   ------------
Total Liabilities                                              116.0          182.3            12.0          310.3
                                                         ------------    -----------    ------------   ------------

Shareholders' Equity (Deficit):
    Common stock                                                   -              -             0.3            0.3
    Additional paid-in capital                                 269.5          216.3          (142.9)         342.9
    Treasury stock                                                 -              -          (310.6)        (310.6)
    Unearned compensation                                          -           (0.2)              -           (0.2)
    Retained earnings (deficit)                               (154.4)         284.6          (116.4)          13.8
                                                         ------------    -----------    ------------   ------------
Total Shareholders' Equity (Deficit)                           115.1          500.7          (569.6)          46.2
                                                         ------------    -----------    ------------   ------------
Total Liabilities and Shareholders' Equity (Deficit)     $     231.1     $    683.0     $    (557.6)   $     356.5
                                                         ============    ===========    ============   ============

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:                                                   Case No. 04-22350 (ASH)
Footstar, Inc., et al.                                      Jointly Administered
November 2005 Monthly Operating Report


                     FOOTSTAR, INC. AND SUBSIDIARY COMPANIES
                             (Debtor-In-Possession)
                 CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
            For The Period From October 30, 2005 To November 26, 2005
                                   (Unaudited)
                              (amounts in millions)

                                                                                                              SCHEDULE 2

                                                             Athletic         Meldisco
                                                             Division         Division       Corporate         Total
                                                           --------------   --------------   -----------    ------------
Net sales                                                  $           -    $        64.1    $        -     $      64.1
Cost of sales                                                          -             43.8          (0.4)           43.4
                                                           --------------   --------------   -----------    ------------
    Gross profit                                                       -             20.3           0.4            20.7

Store operating, selling, general and
 administrative expenses                                               -             14.2          (0.4)           13.8
Depreciation and amortization                                          -              0.8           0.8             1.6
Interest expense                                                       -              0.6             -             0.6
                                                           --------------   --------------   -----------    ------------
    Income before reorganization items                                 -              4.7             -             4.7
                                                           --------------   --------------   -----------    ------------

Reorganization items:
Interest income                                                        -             (0.5)            -            (0.5)
Professional fees                                                      -              1.1             -             1.1
                                                           --------------   --------------   -----------    ------------
    Total reorganization items                                         -              0.6             -             0.6
                                                           --------------   --------------   -----------    ------------

    Income (loss) before income taxes, minority
    interests and discontinued operations                              -              4.1             -             4.1
Provision for income taxes                                             -              0.3             -             0.3
                                                           --------------   --------------   -----------    ------------
Income (loss) before minority interests and
 discontinued operations                                               -              3.8             -             3.8

Loss from discontinued operations                                    0.1                -             -             0.1
                                                           --------------   --------------   -----------    ------------

Net income                                                 $         0.1    $         3.8    $        -     $       3.9
                                                           ==============   ==============   ===========    ============

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:                                                   Case No. 04-22350 (ASH)
Footstar, Inc., et al.                                      Jointly Administered
November 2005 Monthly Operating Report


                                                                      SCHEDULE 3



Total Disbursements by Debtor Entity
For the Period From October 30, 2005 to November 26, 2005 amounted to $36.102 million.




See attached Exhibit 1 for details on an entity-by-entity basis.

--------------------------------------------------------------------------------

In Re:                                                   Case No. 04-22350 (ASH)
Footstar, Inc. et al                                       Jointly Administered
                                   Exhibit #1
                             November MOR Schedule 3
                             -----------------------


     Case No. 04-                 Debtor                               Total
                                                                  Disbursements
       22350                  Footstar, Inc.                                  0
       22351                  Footstar Corporation                   36,102,013
       22371                  Footstar HQ, LLC                                0
                                                      Total          36,102,013

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:                                                   Case No. 04-22350 (ASH)
Footstar, Inc., et al.                                      Jointly Administered
November 2005 Monthly Operating Report

Additional Information                                                Schedule 4

--------------------------------------------------------------------------------
Cash Summary
                                                                       Amount
Total Cash                                                            $ 162.6
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                        Accounts Receivable Aging Summary
--------------------------------------------------------------------------------
                                       Athletic   Meldisco
                                       Division   Division    Corporate   Total
                                   ---------------------------------------------

0 to 30 days old                            -        3.3          0.5       3.8
31 to 60 days old                           -        0.2          0.1       0.3
61 to 90 days old                           -          -          0.2       0.2
91+ days old                                -        0.1          0.1       0.2
                                   ---------------------------------------------

Total Accounts Receivable                   -        3.6          0.9       4.5
Amount considered uncollectable             -       (0.1)        (0.5)     (0.6)
                                   ---------------------------------------------

Net Accounts Receivable                     -        3.5          0.4       3.9
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                Summary of Unpaid Post-Petition Accounts Payable
--------------------------------------------------------------------------------
                                      Athletic   Meldisco
                                      Division   Division   Corporate     Total
                                   ---------------------------------------------

current                                     -       61.8         (1.4)    60.4
0 to 30 days past due                       -        4.5            -      4.5
31 to 60 days past due                      -        0.1            -      0.1
61 to 90 days past due                      -          -            -        -
91+ days past due                        (3.8)       0.1            -     (3.7)
                                   ---------------------------------------------

Total Accounts Payable          **       (3.8)      66.5         (1.4)    61.3
--------------------------------------------------------------------------------
** note: $3.8 million negative balance due to pre-payments to vendors required to secure delivery of merchandise is included in Liabilities of discontinued operations on the accompanying balance sheets

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:                                                   Case No. 04-22350 (ASH)
Footstar, Inc., et al.                                      Jointly Administered
November 2005 Monthly Operating Report


Additional Information (continued)                        Schedule 4 (continued)

-------------------------------------------------------------------------------------------------------
                                            Summary of Taxes Payable
-------------------------------------------------------------------------------------------------------
                         Beginning      Amount                                               Ending
                            Tax       Withheld or Amount       Date       Check No.            Tax
                         Liability     Accrued     Paid        Paid        or EFT           Liability
=======================================================================================================
 Federal
-------------------------------------------------------------------------------------------------------
 Withholding                   0.2        0.8        0.7      various         EFT                0.3
-------------------------------------------------------------------------------------------------------
 FICA-employee & employer      0.7        1.0        0.9      various         EFT                0.8
-------------------------------------------------------------------------------------------------------
 Unemployment                    -          -          -      various         EFT                  -
-------------------------------------------------------------------------------------------------------
 Income                        7.2        1.6        1.3                                         7.5
-------------------------------------------------------------------------------------------------------
 Other:                        2.5        0.1          -                                         2.6
-------------------------------------------------------------------------------------------------------
    Total Federal Taxes       10.6        3.5        2.9                                        11.2
-------------------------------------------------------------------------------------------------------
 State and Local
-------------------------------------------------------------------------------------------------------
 Withholding                   0.2        0.3        0.3      various         EFT & checks       0.2
-------------------------------------------------------------------------------------------------------
 Sales                        (0.6)       0.6          -     Nov 15 & 20      EFT & checks         -
-------------------------------------------------------------------------------------------------------
 Excise                        1.5          -          -                                         1.5
-------------------------------------------------------------------------------------------------------
 Unemployment                 (0.1)       0.1        0.1      various         EFT & checks      (0.1)
-------------------------------------------------------------------------------------------------------
 Real Property                 1.4          -          -      various         EFT & checks       1.4
-------------------------------------------------------------------------------------------------------
 Personal Property             3.0          -          -                                         3.0
-------------------------------------------------------------------------------------------------------
 Income                       (0.9)       0.1        0.6                                        (1.4)
-------------------------------------------------------------------------------------------------------
    Total State and Local      4.5        1.1        1.0                                         4.6
-------------------------------------------------------------------------------------------------------
 Total Taxes                  15.1        4.6        3.9            -             -             15.8
-------------------------------------------------------------------------------------------------------
note: the above includes provisions for all tax liabilites, both pre and post-petition, including $3.1 million included in Liabilities of discontinued
operations on the accompanying balance sheets.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:                                                   Case No. 04-22350 (ASH)
Footstar, Inc., et al.                                      Jointly Administered
November 2005 Monthly Operating Report


   Certifications                                                     SCHEDULE 5



Bank Reconciliations
--------------------

The undersigned verifies that, to the best of my knowledge, all bank accounts have been reconciled for the most current period for which statements have been received.



Taxes
-----

The undersigned verifies that, to the best of my knowledge, all post-petition tax obligations, including but not limited to, payroll, real property, income, franchise, and other taxes have been paid to the proper taxing authority when due.



Insurance
---------

The undersigned verifies that, to the best of my knowledge, all insurance premiums for the various policies have been paid to the proper insurance company or broker when due, and that all insurance policies are in force as of the date of this report.



Banks
-----

The undersigned verifies that, to the best of my knowledge, the individual store bank accounts are swept at the end of each business day. At no time during the current reporting period did the amount on deposit in any one store bank account exceed $100,000.00. In addition, the undersigned verifies that funds on deposit in the Debtors' master concentration account at Fleet National Bank in excess of $100,000.00 are or have been invested in accordance with the final order authorizing continued use of investment guidelines.



Date:    January 4, 2006                          By:    /s/ Richard L. Robbins
         ------------------------                        -----------------------


Title:   Senior V.P. of Financial                 Name:  Richard L. Robbins
         Reporting and Control                           -----------------------
         ------------------------